Exhibit 10.46
                                SUPPLY AGREEMENT


This Agreement is made and entered into as of the last day signed below (the "Effective Date") by and between Hollister-Stier Laboratories LLC, having a principal place of business at 3525 North Regal Street, Spokane, Washington, 99207-5788 ("Hollister-Stier") and Hemispherx Biopharma, Inc., having a principal place of business at 1716 John F. Kennedy Boulevard, Philadelphia, Pennsylvania, 19103 ("Hemispherx" or "Client"). Both Hollister-Stier and Hemispherx are referred to herein individually as "Party" and collectively as the "Parties."


                                WITNESSETH THAT:

WHEREAS, Client has a commercial interest in the manufacture of the Product (as hereafter defined) and requests the services of Hollister-Stier in the manufacturing of the Product pursuant with the terms and conditions contained herein, and Hollister-Stier desires to manufacture the Product on behalf of Client pursuant to the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the Parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

1. Certain terms are defined in the text of this Agreement. In addition, as used in this Agreement, the following definitions shall apply:

         1.1. "Act" shall mean the U.S. Food, Drug and Cosmetics Act of 1934 (21 U.S. C.ss.301 et seq.) and the regulations promulgated thereunder, as the same may be amended from time to time.

         1.2. "Polymer I and Polymer C12U" or "Polymer" shall mean the polymer pharmaceutical starting material of the Product further defined in Specifications.

         1.3. "Affiliate" shall mean any individual, firm, corporation or other legal entity that directly or indirectly controls, is controlled by, or is under common control with, a Party. As used in the preceding sentence, "control" means possession, whether direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether pursuant to the ownership of voting securities, by contract or otherwise.

         1.4. "Batch" or "Lot" shall mean each separate and distinct quantity of Product processed under continuous conditions and designated by Hollister-Stier with a batch or lot number.

         1.5. "cGMP Regulations" means the applicable current Good Manufacturing Practices as promulgated by the FDA from time to time under the Act, as presently codified in 21 CFR Parts 210 and 211.

         1.6. "Certificate of Analysis" or "COA" shall mean a document executed by Hollister-Stier to certify that a Batch or Lot of Product meets the Specifications.

         1.7. "Client's Technology Package" shall mean the technical information supplied by Client to Hollister-Stier to enable Hollister-Stier to carry out its obligations hereunder. Items in Client's Technology Package may include, but are not limited to, raw material and manufacturing component specifications, intermediate Product specifications, analytical and microbiological method validation reports, analytical method transfer protocols, filter validation reports, and storage specifications.

         1.8. "Confidential Information" shall mean any nonpublic information of Hollister-Stier or Client including without limitation, trade secrets, business methods, operating procedures, manufacturing methods and processes, prices, and customer information, whether of a written, oral, or visual nature.

         1.9.     "FDA" shall mean the United States Food and Drug
                   Administration.

         1.10.    "Intellectual   Property"  shall  mean  patents,   copyrights,
                  trademarks, trade names, service marks, licenses and other intellectual property rights of a Party.

         1.11. "Master Batch Record" shall mean a written description of the procedure to be followed by Hollister-Stier in processing of a Batch or Lot of Product, which description shall include, but not be limited to, a complete list of all active and inactive ingredients, components, weights and measures used in processing the Product within the meaning of 21 CFR part 211.186, or its successor as in effect from time to time.

         1.12. "Product" shall mean the pharmaceutical product described in the Specifications.

         1.13. "Quality Systems Agreement" shall mean an agreement to be executed by the Parties relating to quality systems.

         1.14. "Regulatory Authority" shall mean any federal, state, local, or international regulatory agency, department, bureau, or other governmental agency.

         1.15. "Specifications" shall mean the performance parameters for the Product. Specifications may be amended from time to time by written agreement of the Parties.

         1.16. "Third Party" shall mean any party other than Client or Hollister-Stier and their respective Affiliates.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

2.       The Parties agree to the following representations and warranties:

         2.1.     Each Party represents and warrants to the other as follows:

                  2.1.1. It has full power and authority to enter into this Agreement and perform its obligations hereunder.

                  2.1.2. Subject to Section 3.2 of this Agreement, it has such permits, licenses, and authorizations of Regulatory Authorities, including, with respect to Client, Regulatory Authorities with jurisdiction over the Product, as are necessary to own its respective properties, conduct its business and perform its obligations hereunder.

                  2.1.3. It is not currently debarred, suspended, or otherwise excluded by the FDA or any other Regulatory Authority from conducting business and shall not knowingly use in connection with this Agreement the services of any person debarred by the FDA.

         2.2.     Hollister-Stier represents and warrants to Client as follows:

                  2.2.1. Hollister-Stier shall process the Product in compliance in all material respects with the Quality Systems Agreement, the Master Batch Record, the Act and the cGMP Regulations.

                  2.2.2. The Product when delivered shall comply in all material respects with the Specifications; provided, however, that Hollister-Stier shall have no liability to Client or any Third Party for any breach of the foregoing representation and warranty to the extent that any such breach is caused in whole or in part by Client or by any materials provided by Client.

                  2.2.3. The manufacturing facilities for the Product shall conform in all material respects to the standards of those Regulatory Authorities with jurisdiction over such facilities, including, but not limited to, those set forth in the cGMP Regulations.

         2.3.     Client represents and warrants to Hollister-Stier as follows:

                  2.3.1. Neither Client's Technology Package, nor the use thereof by Hollister-Stier, shall infringe, violate nor misappropriate the rights of any Third Party.

                  2.3.2 Client has all necessary rights to enable Hollister-Stier to process the Product for Client in accordance with the terms and conditions of this Agreement.

                  2.3.3 All laboratory, scientific, technical and/or other data submitted by or on behalf of Client (including Client's Technology Package) relating to the Product, to the best of Client's knowledge, shall be complete and correct and shall not contain any falsification, misrepresentation or omission.

                  2.3.4. All materials supplied by or on behalf of Client for use in processing the Product shall conform to the Specifications.

         2.4. THE WARRANTIES SET FORTH HEREIN ARE THE SOLE AND EXCLUSIVE WARRANTIES MADE BY EITHER PARTY UNDER THIS AGREEMENT, AND NEITHER PARTY MAKES ANY OTHER WARRANTIES EXPRESS OR IMPLIED OR ARISING BY LAW, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR ARISING FROM THE COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

         2.5. EXCEPT AS NECESSARY TO SATISFY A THIRD PARTY CLAIM INDEMNIFIED UNDER ARTICLE 6 OF THIS AGREEMENT, CLIENT'S SOLE AND EXCLUSIVE REMEDY, AND HOLLISTER-STIER'S SOLE AND EXCLUSIVE LIABILITY AND OBLIGATION FOR ANY BREACH OF A REPRESENTATION AND WARRANTY SET FORTH IN SECTION 2.2 SHALL BE FOR HOLLISTER-STIER TO PEFORM ITS OBLIGATIONS UNDER SECTIONS 4.1 AND 4.2 OR UNDER SECTION 4.4, AS THE CASE MAY BE.

         2.6 EXCEPT AS NECESSARY TO SATISFY A THIRD PARTY CLAIM INDEMNIFIED UNDER ARTICLE 6 OF THIS AGREEMENT, AND/OR IN THE EVENT OF A BREACH OF THE CONFIDENTIALITY OBLIGATIONS SET FORTH IN ARTICLE 9 OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER UNDER ANY CONTRACT, TORT, STRICT LIABILITY, NEGLIGENCE OR OTHER LEGAL OR EQUITABLE THEORY, FOR THE COST OF COVER OR FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE PRODUCT OR ANY SERVICES PROVIDED IN CONNECTION WITH THE PRODUCT, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         2.7 EXCEPT AS NECESSARY TO SATISFY A THIRD PARTY CLAIM INDEMNIFIED UNDER ARTICLE 6 OF THIS AGREEMENT, AND/OR IN THE EVENT OF A BREACH OF ITS CONFIDENTIALITY OBLIGATIONS SET FORTH IN ARTICLE 9 OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL HOLLISTER-STIER'S TOTAL LIABILITY TO CLIENT IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE PRODUCT OR ANY SERVICES PROVIDED IN CONNECTION WITH THE PRODUCT, EXCEED THE TOTAL AMOUNT PAID BY CLIENT TO HOLLISTER-STIER UNDER THIS AGREEMENT.

         2.8 NOTHING SET FORTH IN THIS AGREEMENT SHALL RESTRICT OR LIMIT HOLLISTER-STIER'S RIGHT TO RECOVER DIRECT DAMAGES, INCLUDING LOST PROFITS, FOR ANY BREACH BY CLIENT OF ITS OBLIGATION TO PAY THE PRICE FOR DELIVERED PRODUCT IN ACCORDANCE WITH ARTICLE 3.


                                    ARTICLE 3
    SUPPLY AND PROCESSING OF PRODUCT; FORECASTS, PURCHASE ORDERS AND PAYMENT

3.       The Parties agree to the following supply and processing provisions:

3.1.  Except  as set forth in the  following  sentence,  Client  shall be solely responsible for obtaining and maintaining all permits, licenses, and authorizations necessary for Hollister-Stier to process, ship and otherwise deal with Product. Hollister-Stier shall be solely responsible for securing and maintaining approval of Hollister-Stier's facility as a registered FDA facility.

3.2 Polymer:

3.2.1Client will supply, at its expense, sufficient quantities of Polymer to Hollister-Stier's facility prior to the date of delivery set forth in any purchase order to enable Hollister-Stier to meet its obligations hereunder. All such Polymer shall conform to the Specifications. Title to Polymer shall remain at all times with Client. Except as expressly provided otherwise in Sections 3.2.2, 3.2.3 or 3.2.4, risk of loss of the Polymer shall remain at all times with Client.

3.2.2If Polymer is lost or damaged prior to processing as a result of Hollister-Stier's negligent acts or omissions, Hollister-Stier will allow Client a purchase price credit for that number of Batches for which Polymer was lost or damaged as its sole liability and Client's sole remedy. For example, if Client has provided Hollister-Stier with sufficient Polymer to process three Batches, and such Polymer is lost or damaged prior to processing as a result of Hollister-Stier's negligent acts or omissions, Hollister-Stier will process three replacement Batches at no charge to Client (except that Client shall provide replacement Polymer at Client's expense).

3.2.3If   Polymer   is  lost  or   damaged   in   processing   as  a  result  of
     Hollister-Stier's negligent acts or omissions, Hollister-Stier will replace the spoiled Batch at no charge to the Client (except that Client shall provide replacement Polymer at Client's expense) as Hollister-Stier's sole liability and Client's sole remedy.

3.2.4In the event any loss or damage of Polymer is caused by the gross negligence or willful misconduct of Hollister-Stier, as Hollister-Stier's sole liability and Client's sole remedy with respect to such gross negligence or willful misconduct Hollister-Stier, at its option, shall (i) reimburse Client for the documented actual direct manufacturing cost to Client of the lost or damaged Polymer or (ii) allow Client a purchase price credit equal to the documented actual direct manufacturing cost to Client of the lost or damaged Polymer, up to a maximum credit of Five Hundred Thousand Dollars ($500,000), which purchase price credit shall be applied against future purchase orders of the Product.

3.3.   Client  shall  be  responsible   for  release  of  Product  for  sale  or
distribution.

3.4. Client shall be responsible for any stability testing program for the Product required by the Act and the cGMP Regulations.

3.5. Client shall be responsible for maintaining any retention samples of the Product required by the Act and the cGMP Regulations.

3.6. Client shall have the right, upon reasonable advance notice to Hollister-Stier, to conduct an annual audit to observe and inspect Hollister-Stier's facilities and procedures for processing Product. Such annual inspections will be made by no more than four (4) Client representatives, who shall execute confidentiality agreements as requested by Hollister-Stier. Each annual inspection shall last no more than two (2) business days. During such inspection, Client's representatives shall (a) be accompanied by a representative of Hollister-Stier, (b) follow such security and facility access procedures as are reasonably requested by Hollister-Stier, and (c) use good faith efforts to avoid disrupting Hollister-Stier's operations.

3.7 Unless specifically requested otherwise by Client in writing, Hollister-Stier will purchase or manufacture reasonable quantities of components and raw materials (other than Polymer, which will be supplied by Client in accordance with Section 3.3), based on the estimates set forth in the Forecast (as defined below). If the quantity of Product set forth in any purchase order deviates from the estimate set forth in the immediately preceding Forecast, and Hollister-Stier's reliance thereon causes obsolescence of any such components or raw materials, Client shall reimburse Hollister-Stier for its out-of-pocket costs incurred in association therewith (including, but not limited to, any out-of-pocket costs related to returning such component or raw materials to the vendor or otherwise disposing thereof).

3.8. Forecasts, Purchase Orders, Price, Terms of Payment:

3.8.1. Forecasts: At least 90 days in advance of Client's first purchase order for Product, Client shall supply Hollister-Stier with a written, rolling twelve (12) month forecast of Client's estimated requirements for Product from Hollister-Stier during such 12 month period (the "Forecast"). Every 90 days thereafter, Client will update and extend the Forecast to cover the 12 months beginning with the date of such updated Forecast. Each Forecast shall include an estimated number of Batches and requested delivery dates for the 12 months covered by such Forecast. Amounts set forth in a Forecast are estimates, to be used for planning purposes only, and Forecasts shall not constitute purchase orders.

3.8.2. Purchase Orders: Client will provide Hollister-Stier with a firm purchase order at least sixty (60) days prior to the earliest delivery date specified in such purchase order. All purchase orders will be sent by facsimile or electronic mail to the address specified by Hollister-Stier.

3.8.2.1. Each purchase order and any acknowledgment thereof shall be governed by the terms of this Agreement. In the event a Party uses forms or documents to place or accept purchase orders that contain terms and conditions that are in addition to or contrary to those in this Agreement, the Parties agree and acknowledge that such forms or documents will be used for convenience only, and that no terms or conditions set forth therein, except with respect to quantity, shall be of any force or effect. Hollister-Stier shall be deemed to have accepted a purchase order unless it objects within ten business days after receiving a purchase order. If Hollister-Stier's objection is based on its belief that it cannot accommodate the delivery date requested in the purchase order then the Parties will agree on an alternative delivery schedule. If Hollister-Stier's objection is based on Hollister-Stier's inability to supply the quantity of Product set forth in the purchase order, Client may cancel the purchase order without penalty, payment or consequence. Once a purchase order is accepted or deemed accepted by Hollister-Stier, Hollister-Stier will be required to use commercially reasonable efforts to produce the quantity of Product set forth in the purchase order for delivery on the dates(s) set forth in such purchase order.

3.8.2.2. Client reserves the right to cancel or postpone any purchase order after acceptance by Hollister-Stier. However, should Client cancel or postpone any purchase order within fourteen (14) calendar days prior to the scheduled delivery date, Client shall pay Hollister-Stier a cancellation fee equivalent to 50% of the purchase price for the Product described in the purchase order.

3.8.3. Price and Shipping: Client shall pay Hollister-Stier, in U.S. dollars, the price per quotation 576-2-9-0 attached as Exhibit A annexed hereto. The price excludes all taxes, duties, shipping, insurance and other expenses. Beginning on the first anniversary of the Effective Date, and on each succeeding anniversary of the Effective Date during the term of this
     Agreement,  the  then  current  price  shall  be  increased  by the  annual percentage increase, if any, for the most recent twelve (12) month period for which figures are available in the "Producer Price Index - Pharmaceutical Preparations" (code PCU2834) (the "PPI") published by the U.S. Bureau of Labor Statistics (the "BLS") or, if the same is no longer published, the successor index published by the BLS that is most similar thereto. If the PPI is discontinued and not replaced with a corresponding or similar index, then the Parties shall, in good faith, agree upon a replacement PPI. Price increases shall be effective for all new purchase orders placed after the applicable anniversary. Product shall be delivered FOB Hollister-Stier's facility, Spokane, Washington, either freight collect or freight prepaid, and Hollister-Stier will ship Product to the destination, and via the carrier, that Client specifies in the purchase order. Risk of loss shall pass to Client when the Product is tendered to the carrier for shipment. Shipment and insurance of Product shall be arranged by Client and the price and liability of such shipment shall be borne by Client.

3.8.4. Terms of Payment: Invoices shall be payable to Hollister-Stier within thirty (30) calendar days after Client's acceptance or deemed acceptance of Product as set forth in Article 4. All amounts not paid when due shall bear interest from the due date at the rate of one and one-half percent (1.5%) per month.

3.8.4.1. Invoices shall be sent to the following address:

                                       Hemispherx BioPharma, Inc.
                                       Attention:  Accounts Payable
                                       1716 John F. Kennedy Boulevard
                                       Philadelphia, PA  19103

3.8.4.2. All payments due hereunder to Hollister-Stier shall be sent by wire transfer of funds via the Federal Reserve Wire Transfer System to:

                                   Wells Fargo Bank
                                   ABA# 121000248
                                   Beneficiary:Hollister-Stier Laboratories LLC
                                   Account # 4131352601
                                   Swift Code WFBIUS4S

                                   Or by mail to:
                                   Hollister-Stier Laboratories LLC
                                   P.O. Box 201236
                                   Dallas, TX  75320-1236

3.9. Right of First Refusal to Manufacture:

                  In the event Client makes any material modifications, enhancements, or improvements to the Product, or develops a derivative thereof, Client shall notify Hollister-Stier and provide Hollister-Stier with a written description of the proposed specifications for such modified, enhanced, improved, derived or new Product (the "Descriptive Notice"), as well as any related information which may be reasonably requested by Hollister-Stier within ten (10) days of Hollister-Stier's receipt of the Descriptive Notice. Hollister-Stier shall have thirty (30) days following the receipt of such information in which to agree with Client upon satisfactory terms for the price and terms for the manufacture of such Product before Client may begin negotiations with any Third Party regarding such manufacture.




                                    ARTICLE 4
              INSPECTION AND REJECTION OF PRODUCT; QUALITY CONTROL

4. The Parties agree to the following provisions for acceptance or rejection of Product and certain matters relating to quality control:

4.1. Each Batch of Product delivered to Client hereunder shall be accompanied by a Certificate of Analysis signed by a duly authorized representative of Hollister-Stier. Client shall have 30 days from the date of receipt of Product to inspect and reject acceptance by written notice to Hollister-Stier; provided, however, that any such notice shall set forth Client's reasons for rejection in reasonable detail and provided, further, that Client may reject Product only if: (i) Client claims a material breach of Hollister-Stier's representations and warranties in Section 2.2 of this Agreement with respect to such Product; or (ii) Hollister-Stier has failed to deliver a Certificate of Analysis for such Product. If Hollister-Stier does not receive Client's written notice of rejection within such 30 day period, Client shall be deemed to have accepted Product.

4.2 In the event Client provides Hollister-Stier with a timely notice of rejection as set forth in Section 4.1, Client shall return the rejected Product to Hollister-Stier at Hollister-Stier's expense. Hollister-Stier shall have 30 days following receipt of rejected Product in which to test such Product. If Hollister-Stier does not dispute a rejection, Hollister-Stier shall rework or replace the rejected Product promptly, at Hollister-Stier's expense (except for replacement Polymer, which will be provided by Client at Client's expense) and such rework or replacement shall constitute Client's exclusive remedy and Hollister-Stier's sole liability with respect to such rejection (unless Sections 3.3.3 or 3.3.4 apply, in which case, Client shall have the remedy set forth therein). If Hollister-Stier disputes a rejection, Hollister-Stier shall provide Client with written notice of such dispute within 30 days after receiving the returned Product, and the Parties shall use commercially reasonable efforts to resolve the dispute amicably and promptly. If the Parties are unable to reach a resolution within 30 days after Client's notice of rejection, the returned Product shall be submitted to any independent laboratory or consultant mutually acceptable to the Parties, whose decision as to the conformity of such Product with the Specifications shall be final and binding. The Party against whom the dispute is decided shall pay any charges for such laboratory or consultant. If the laboratory or consultant determines that the returned Product did not conform to the Specifications, Hollister-Stier shall replace the rejected Product at no charge to Client (except that Client shall provide replacement Polymer at Client's expense), and such replacement shall constitute Client's exclusive remedy and Hollister-Stier's sole liability with respect to such rejected Product (unless Sections 3.3.3 or 3.3.4 apply, in which case, Client shall have the remedy set forth therein).

4.3 In addition to any safety requirements set forth in the Quality Systems Agreement or the Master Batch Record, Hollister-Stier shall develop, adopt and enforce safety procedures for processing Product in compliance in all material respects with the Act and the cGMP Regulations. Hollister-Stier shall be responsible for treating and/or disposing, in compliance with the Act and the cGMP Regulations in all material respects, all waste generated as a result of such processing, and for maintaining required records related thereto.

4.4 In the event (a) any Regulatory Authority issues a request, directive or order that any of the Product be recalled, withdrawn, or corrected, (b) a court of competent jurisdiction orders such an action, or (c) either Party reasonably determines that any Product should be recalled, withdrawn or corrected, the Parties shall take all appropriate corrective actions as they reasonably mutually determine, and shall cooperate in any governmental investigations relating to the Product. As between Hollister-Stier and Client, Client shall be solely responsible for initiating, conducting, and managing any recall, withdrawal or correction effort. Client shall be solely responsible for all related expenses, except that Hollister-Stier shall be liable for such expenses to the extent that the recall, withdrawal or correction resulted solely from a breach by Hollister-Stier of any of its representation and warranties set forth in Section 2.2 of this Agreement.

4.5 Client shall provide to Hollister-Stier copies of all material regulatory submissions that relate to Hollister-Stier's services under this Agreement, which copies shall be provided reasonably in advance of submission. Hollister-Stier shall consult with Client in responding to questions from the Regulatory Authorities regarding processing of the Product. Each Party shall notify the other promptly after receipt of any notice of any Regulatory Authority inspection, investigation or other inquiry involving the Product. The Parties shall cooperate with each other during any such inspection, investigation or other inquiry including, but not limited to, allowing, upon reasonable request, a representative of the other to participate during such inspection, investigation or other inquiry, and providing copies of all relevant documents.

4.6. The Parties agree to the following provisions regarding adverse events and complaints:

                  4.6.1 Client shall be responsible to (a) report adverse events involving the Product to the FDA and other Regulatory Authorities, and (b) respond to quality complaints and medical and technical inquiries, respecting the Product.

                  4.6.2 In the event Hollister-Stier (a) receives information regarding any adverse event relating to the Product, (b) receives any complaints relating to the Product, (c) receives any medical or technical inquiry relating to the Product, or (d) discovers or is notified of any material defect in the Product, it shall (i) promptly notify Client and (ii) conduct an investigation in accordance with its normal procedures for complaints, inquiries or discoveries of that nature and promptly report the results of such investigation to Client. The Parties shall reasonably cooperate with and assist each other, at Client's cost, in connection with any such matter.


                                    ARTICLE 5
                          INTELLECTUAL PROPERTY RIGHTS

536:  5.The Parties agree to the following provisions regarding Intellectual
     Property:

         5.1 License Grant: Client hereby grants Hollister-Stier a nonexclusive, United States, royalty-free license during the term of this Agreement to use Client's Technology Package and Client's Intellectual Property rights in the performance of Hollister-Stier's obligations under this Agreement.

         5.2.     Limitation  of  Use:  Except  as  expressly   stated  in  this
                  Agreement, no Intellectual Property rights of any kind or nature are conveyed by this Agreement and except as set forth in Section 5.1, neither Party shall have any right, title or interest in or to the other Party's Intellectual Property rights for any purpose whatsoever without such other Party's prior written consent. Upon termination of this Agreement for whatever reason, neither party shall use or exploit in any manner whatsoever any Intellectual Property rights of the other Party.


                                    ARTICLE 6
                     INDEMNIFICATION FOR THIRD PARTY CLAIMS

6. The Parties agree to the following clauses regarding indemnification for Third Party claims:

         6.1. Indemnification by Client: Client shall indemnify, defend and hold Hollister-Stier, its
                  Affiliates and their respective directors, officers,employees, agents, successors and assigns harmless from and against any damages, losses, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) (collectively,
                  "Liabilities") resulting from any Third Party claims or suits arising out of (1) the ownership, use, handling, distribution, marketing or sale of the Product,
                  (2) Client's breach of any of
                  its warranties or representations, or failure to perform any of its obligations, hereunder, or
                  (3) Client's negligent acts or omissions or willful
                          misconduct.

         6.2. Indemnification by Hollister-Stier: Hollister-Stier shall indemnify, defend and hold Client, its Affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any Liabilities resulting from any Third Party claims arising out of (1) Hollister-Stier's services in manufacturing, processing or assembling the Product,(2) Hollister-Stier's breach of any of its warranties or representations, or failure to perform any of its obligations, hereunder or (3) Hollister-Stier's negligent acts or omissions or willful misconduct.

         6.3.     Indemnification Procedures:

                  6.3.1. Any Party hereto seeking indemnification hereunder (in this context the "Indemnified Party") shall notify the other Party (in this context the "Indemnifying Party") in writing reasonably promptly after the assertion against the Indemnified Party any claim by a Third Party (a "Third Party Claim") in respect of which the Indemnified Party intends to base a claim for indemnification hereunder.

                  6.3.2. (1) The Indemnifying Party shall have the right, upon written notice given to the Indemnified Party within thirty (30) calendar days after receipt of the notice from the Indemnified Party of any Third Party Claim, to assume the defense and handling of such Third
                           Party Claim, at the Indemnifying Party's sole expense, in which case the provisions of Section 6.3.2(2) below shall govern.

                           (2) The Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense and handling of such Third Party Claim, and the Indemnifying Party shall defend or handle the same in consultation with the Indemnified Party, and shall keep the Indemnified Party appraised of the status of the Third Party Claim. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld, agree to a settlement of any Third Party Claim that could directly or indirectly lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. The
                           Indemnified    Party   shall   cooperate   with   the
                           Indemnifying Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel at its own expense.

                  6.3.3. (1) If the Indemnifying Party does not give written notice to the Indemnified Party, within thirty (30) calendar days after receipt of the notice from the Indemnified Party of any Third Party Claim, of the Indemnifying Party's election to assume the defense or handling of such Third Party Claim, the provisions of Section 6.3.3(2) below shall govern.

                           (2) The Indemnified Party may, at the Indemnifying Party's expense, select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party
                           Claim in such manner as it may deem appropriate, provided, however, that the Indemnified Party shall keep the Indemnifying Party timely appraised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified Party defends or handles such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

                  6.3.4. The indemnification remedies in this Article 6, shall constitute the sole and exclusive remedies of the Parties with respect to any Third Party Claims arising under or relating to this Agreement.

         6.4. Limitation of Liability: Notwithstanding any other provisions of this Agreement, Hollister-Stier's aggregate indemnification liability to Client and its Affiliates for Third Party Claims pursuant to this Article 6 shall not exceed Five Million United States Dollars (US $5,000,000).



                                    ARTICLE 7
                                    INSURANCE

         Each of Client and Hollister-Stier shall obtain and maintain, either itself or through one or more of its Affiliates, with reputable carriers, product liability insurance with limits of not less than One Million United States Dollars (US $1,000,000) per claim, and Three Million United States Dollars (US $3,000,000) annual aggregate by no later than the scheduled delivery date for the first Batch of Product delivered under this Agreement. Upon request, each Party shall furnish the other Party with a certificate that such insurance is in force. In the event of any proposed cancellation, non-renewal, or material adverse change in such coverage, the other Party hereto shall be given at least thirty (30) calendar day's advance written notice thereof.


                                    ARTICLE 8
                              TERM AND TERMINATION

8. The Parties agree to the following clauses regarding the term and termination of this Agreement:

8.1. Term: This Agreement shall remain in full force and effect for a period of five years.

8.2. Termination for Default: This Agreement may be terminated by either Party in the event of material breach or default by the other Party of the terms and conditions hereof; provided, however, the other Party shall first give to the defaulting Party written notice of the proposed termination or cancellation of this Agreement, specifying the grounds therefor. Upon receipt of such notice, with respect to such defaults as are capable of being cured, the defaulting Party shall have sixty (60) calendar days to respond by curing such default. If the breaching Party does not respond or fails to work diligently and to cure such breach within such sixty (60) day period, then the other Party may terminate this Agreement.

8.3. Bankruptcy or Insolvency:

                  8.3.1. Either Party may terminate this Agreement upon the occurrence of any of the following with respect to the other Party:

                           8.3.1.1. The filing of an involuntary petition under the U.S. Bankruptcy Code, or any other similar law, which is not dismissed within sixty (60) days after the filing date;

                           8.3.1.2. The filing of a voluntary petition by such other Party for relief under the U.S. Bankruptcy Code or other similar law; or

                           8.3.1.3. The failure of such other Party to pay its debts when they become due.

8.4. Rights and Duties Upon Termination:

                  Termination of this Agreement for whatever reason, shall not affect the obligations of either Party, including payment of obligations which have accrued prior to such termination. Upon termination of this Agreement, other than due to an uncured breach of this Agreement by Hollister-Stier, Client shall purchase from Hollister-Stier, at the out-of-pocket cost to Hollister-Stier, any components and raw materials purchased for the Product which Hollister-Stier has purchased based upon any Forecast. Hollister-Stier shall ship such components and raw materials to Client at Client's expense and in accordance with Client's instructions promptly after receiving such payment. Articles 1 and 2, Sections 3.9.3 and 8.4, and Articles 6, 9, 10, 11 and 12 , and all other provisions that may reasonably be construed as surviving the termination of this Agreement shall survive the termination.

                                    ARTICLE 9
                                 CONFIDENTIALITY

9. In carrying out their respective obligations under this Agreement, it is recognized by Hollister-Stier and Client that each may disclose to the other Confidential Information of the disclosing Party, and they hereby agree as follows with respect to any such disclosure:

         9.1. Form of Disclosure: Confidential Information may be disclosed in oral, written or electronic form.

         9.2. Obligations: The receiving Party shall hold Confidential Information in confidence and use it only for the purpose of performing its obligations under this Agreement. Except as provided below, the receiving Party shall not disclose, disseminate or distribute any such Confidential Information to any Third Party unless prior written authorization has been obtained from the disclosing Party. These obligations shall not apply to:

                  9.2.1. Information which, at the time of disclosure, is generally known to the public;

                  9.2.2. Information which, after disclosure, becomes generally known to the public by publication or otherwise, except by breach of this Agreement by the receiving Party;

                  9.2.3. Information which the receiving Party can demonstrate by its written records was in the receiving Party's possession at the time of the disclosure, and which was not acquired directly or indirectly, from the disclosing Party under an obligation of confidentiality;

                  9.2.4. Information which is lawfully disclosed to the receiving Party on a non-confidential basis by a Third Party who is not obligated to the disclosing Party or any other Third
                           Party to retain such information in confidence;

                  9.2.5. Information which results from independent research and development by the receiving
                           Party, as shown by competent evidence; or

                  9.2.6. Information which is required to be disclosed by legal process; provided that the Party so disclosing such Confidential Information timely informs the other Party and uses commercially reasonable efforts to limit the disclosure, maintain its confidentiality to the extent possible, and permit the other Party to attempt by appropriate legal means to limit such disclosure.

         9.3. Each Party covenants and agrees that it has and shall use commercially reasonable efforts to prevent the unauthorized use, disclosure, copying, dissemination or distribution of
                  Confidential Information. Without limiting the foregoing, the receiving Party shall make
                  Confidential Information of the other Party available only to those of its employees, agents and other representatives who have a need to know the same for the purpose carrying out this Agreement, who have been informed that the Confidential Information belongs to the disclosing
                  Party and is subject to this Agreement, and who have agreed or are otherwise obligated to comply with the confidentiality provisions of this Agreement.


                                   ARTICLE 10
                        FORCE MAJEURE/DISPUTE RESOLUTION

10.      The Parties agree to the following:

     10.1.Effect of Force Majeure: Neither Party shall be held liable or responsible for any loss or damages resulting from any failure or delay in its performance due hereunder (other than payment of money) caused by force majeure. As used herein, force majeure shall be deemed to include any condition beyond the reasonable control of the affected Party including, without limitation, strikes or other labor disputes, war, riot, earthquake, tornado, hurricane, flood or other natural disasters, fire, civil disorder, explosion, accident, sabotage, lack of or inability to obtain adequate fuel, power, materials, labor, containers, transportation, supplies or equipment, compliance with governmental requests, laws, rules, regulations, orders or actions; inability despite good faith efforts to renew operating permits or licenses from local, state or federal governmental authorities; breakage or failure of machinery or apparatus; national defense requirements; or supplier strike, lockout or injunction.

     10.2.Notice of Force Majeure: In the event either Party is delayed or rendered unable to perform due to force majeure, the affected Party shall give notice of the same and its expected duration to the other Party promptly after the occurrence of the cause relied upon, and upon the giving of such notice the obligations of the Party giving the notice will be suspended during the continuance of the force majeure; provided, however, such Party shall take commercially reasonable steps to remedy or mitigate the force majeure with all reasonable dispatch. The requirement that force majeure be remedied with all reasonable dispatch shall not require the settlement of strikes or labor controversies by acceding to the demands of the opposing party.

     10.3.Dispute  Resolution:  The Parties hereto agree to perform the terms of
          this  Agreement  in  good  faith,   and  to  attempt  to  resolve  any
          controversy, dispute or claim arising hereunder in good faith. Any dispute regarding the validity, construction, interpretation, or performance of this Agreement (other than provisions, hereof relating to any Intellectual Property rights, or the confidentiality obligations contained in Article 9 hereof) shall be (1) first attempted to be resolved between the CEO/President of each Party and failing that (2) submitted to binding arbitration in Spokane, Washington, U.S.A. to be conducted in accordance with the Arbitration Rules of the American Arbitration Association; provided, however, that nothing in this Section 10.3 shall be construed to preclude either Party from seeking provisional remedies, including, but not limited to, temporary restraining orders and preliminary injunctions, from any court of competent jurisdiction, in order to protect its rights pending arbitration, but such preliminary relief shall not be sought as a means of avoiding arbitration. Further, in the event of a dispute under Section 4.2, the Parties shall comply with the dispute resolution provisions set forth in Article 4. Any arbitration hereunder shall be submitted to an arbitration tribunal made up of three (3) members, one of whom shall be selected by Client, one of whom shall be selected by Hollister-Stier, and one of whom shall be selected by the other two arbitrators. The third arbitrator selected by the first two shall chair the panel. All arbitration proceedings shall be conducted in English. The order or award of the arbitrators shall be reasoned and shall be final and may be enforced in any court of competent jurisdiction. The substantially prevailing Party shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred thereby, including court cost and reasonable attorneys' fees, from the substantially non-prevailing Party.


                                   ARTICLE 11
                                     NOTICES

                  Except as otherwise specifically set forth in Section 3.9.2 with respect to purchase orders, all notices and other communications provided herein shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid and certified, or hand-delivered, or sent by facsimile, or express service courier, charges prepaid, to the address of the other Party designated below:

-------------------------------------   --------------------------------------

             Client                                Hollister-Stier

   Hemispherx Biopharma, Inc.               Hollister-Stier Laboratories LLC
 1716 John F. Kennedy Boulevard                3525 North Regal Street
    Philadelphia, PA 19103                        Spokane, WA 99207
 Attention: William A. Carter, M.D.      Attention: Anthony D. Bonanzino, Ph.D.
                                                 FAX: (509) 482-3543

-------------------------------------  ---------------------------------------

         The addresses and persons provided above may be changed by either Party by providing the other Party with written notice of such change.


                                   ARTICLE 12
                                  MISCELLANEOUS

12.      The Parties agree to the following miscellaneous clauses:

         12.1. Entire Agreement: This Agreement and attached exhibit contains the entire understanding between the Parties with respect to the subject matter hereof, and may be modified only by a written instrument duly executed by each Party's authorized representative.

         12.2. Independent Contractors: The Parties are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint venturers. Neither Party shall have power or right to bind or obligate the other, nor hold itself out as having such authority.

         12.3. Publicity: Except as explicitly set forth below in Section 12.4, any press release, publicity or other form of public written disclosure related to this Agreement prepared by one Party shall be submitted to the other party prior to release for written approval, which approval shall not be unreasonably withheld or delayed by such other Party.

         12.4. Use of Party's Name: Except as expressly provided or contemplated hereunder and except as otherwise required by applicable law, no right is granted pursuant to this Agreement to either
                  Party to use in any manner the trademarks or name of the other Party, or any other trade name, service mark, or trademark owned by or licensed to the other Party in connection with the performance of the Agreement. To the extent required by applicable law, the Parties shall be permitted to use the other Party's name and disclose the existence and terms of this Agreement in connection with required public regulatory filings, public securities filings and private placement memoranda and documentation, using reasonable commercial efforts to protect the confidentiality of the terms of this Agreement.

         12.5.    Severability:  If  any  provision  of  this  Agreement  or any
                  Exhibit is held to be invalid or unenforceable to any extent, then (a) such provision shall be interpreted, construed or reformed to the extent reasonably required to render it valid, enforceable and consistent with the Parties' original intent underlying such provision and (b) such invalidity or unenforceability shall not affect any other provision of this Agreement or any other agreement between the Parties.

         12.6. Assignment: This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party;provided, however, either Party may, without such consent, assign this Agreement

                  (a) in connection with the transfer or sale of all or substantially all of the assets of such Party or the line of business of which this Agreement forms a part, or

                  (b)      in the event of a merger or consolidation of a Party.

                  Any purported assignment in violation of the preceding shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve either Party of responsibility for the performance of any obligation which accrued prior to the effective date of such assignment.

         12.7. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the state of Washington, irrespective of any conflicts of law rule which may direct or refer such determination of applicable law to any other state, and if this Agreement were performed wholly within the state of Washington.

         12.8. Headings: Paragraph headings and captions used herein are for convenience of reference only and shall not be used in the construction or interpretation of this Agreement.

         12.9. Waiver: Neither Party's waiver of any breach or failure to enforce any of the terms and conditions of this Agreement at any time, shall in any way affect, limit or waive such Party's right thereafter to enforce and compel strict compliance with every term and condition of this Agreement. Any such waiver shall be made in writing.

         12.10. Construction: This Agreement has been jointly prepared on the basis of the mutual understanding of the Parties and shall not be construed against either Party by reason of such Party's being the drafter hereof or thereof.

         12.11. Exhibits: Any and all exhibits referred to herein form an integral part of this Agreement and are incorporated into this Agreement by this reference.

         12.12 Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute a single instrument.





IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the Effective Date.


FOR: HOLLISTER-STIER LABORATORIES LLC      FOR:  HEMISPHERX BIOPHARMA, INC.

/s/                                          /s/
----------------------------               -----------------------
Signature                                  Signature


Anthony D. Bonanzino, Ph. D.               William A. Carter, M.D.
----------------------------               -----------------------
Printed Name                               Printed Name


President and CEO                          Chairman and CEO
----------------------------               -----------------------
Title                                      Title


----------------------------               -----------------------
Date Signed                                Date Signed

                                    EXHIBIT A

                               QUOTATION 576-2-9-0